Home Bancorp Announces 2014 Fourth Quarter And Annual Results And Declares A Quarterly Dividend

LAFAYETTE, La., Jan. 27, 2015 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank (www.home24bank.com), a Federally chartered savings bank headquartered in Lafayette, Louisiana (the "Bank"), announced net income of $2.8 million for the fourth quarter of 2014, a decrease of $68,000, or 2%, compared to the third quarter of 2014 and an increase of $1.1 million, or 65%, compared to the fourth quarter of 2013. The fourth quarter of 2013 includes $307,000 of pre-tax expenses related to the acquisition of Britton & Koontz Capital Corporation ("Britton & Koontz") and its wholly-owned subsidiary, Britton & Koontz Bank, N.A. ("Britton & Koontz Bank") in February 2014. Excluding merger-related expenses, net income for the fourth quarter of 2014 increased 47% compared to the fourth quarter of 2013. Diluted earnings per share were $0.40 for the fourth quarter of 2014, a decrease of $0.01, or 2%, from the third quarter of 2014 and an increase of $0.15, or 60%, compared to the fourth quarter of 2013. Excluding merger-related expenses, diluted earnings per share for the fourth quarter of 2014 increased 43% compared to the fourth quarter of 2013.

Net income for the year ended December 31, 2014 was a record $9.9 million, an increase of $2.6 million, or 35%, compared to 2013. Excluding pre-tax merger-related expenses of $2.3 million and $307,000 incurred during 2014 and 2013, respectively, net income for the year ended December 31, 2014 was $11.4 million, an increase of 52% compared to 2013. Diluted earnings per share for 2014 were a record $1.42, an increase of 34% compared to $1.06 in 2013. Excluding merger-related expenses, diluted earnings per share were $1.64, an increase of 51% compared to 2013.

"Excluding merger-related expenses, net income increased 52% in 2014," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "Our employees did a fine job deepening customer relationships and improving our financial performance during the year."

"While falling prices are likely to dampen expansion in the energy industry," continued Bordelon, "we remain bullish on the growth prospects for many of our markets."

The Company also announced that its Board of Directors declared a cash dividend of $0.07 per share payable on February 23, 2015, to shareholders of record as of February 9, 2015.

Loans and Credit Quality

Loans totaled $909.0 million at December 31, 2014, an increase of $1.6 million, or 0.2%, from September 30, 2014, and an increase of $201.5 million, or 28%, from December 31, 2013. The increase in loans outstanding at December 31, 2014 compared to December 31, 2013 primarily reflects the acquisition of Britton & Koontz. The Company acquired $298.9 million of total assets from Britton & Koontz, including $161.6 million of loans. During the fourth quarter of 2014, the increase in loans related primarily to commercial real estate (up $23.2 million), commercial and industrial (up $8.9 million) and multi-family residential loans (up $4.9 million), which were offset by decreases in construction and land (down $34.1 million) and one- to four-family first mortgage loans (down $1.1 million).

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	December 31,	December 31,	Increase/(Decrease)
(dollars in thousands)	2014	2013	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$233,249	$179,506	$53,743	30%
Home equity loans and lines	56,000	40,561	15,439	38
Commercial real estate	352,863	269,849	83,014	31
Construction and land	89,154	83,271	5,883	7
Multi-family residential	27,375	16,578	10,797	65
Total real estate loans	758,641	589,765	168,876	29
Other loans:
Commercial and industrial	104,446	77,533	26,913	35
Consumer	45,881	40,158	5,723	14
Total other loans	150,327	117,691	32,636	28
Total loans	$908,968	$707,456	$201,512	28%

Nonperforming assets ("NPAs") totaled $28.5 million at December 31, 2014, an increase of $5.9 million compared to September 30, 2014 and a decrease of $830,000 compared to December 31, 2013. The fourth quarter 2014 increase in NPAs relates to acquired assets. $22.8 million of the $28.5 million in NPAs at December 31, 2014 relates to our acquisitions of Statewide Bank, GS Financial Corp. and Britton & Koontz. The ratio of total NPAs to total assets was 2.33% at December 31, 2014, compared to 1.79% at September 30, 2014 and 2.98% at December 31, 2013. Excluding acquired assets, the ratio of NPAs was 0.56% at December 31, 2014, compared to 0.44% at September 30, 2014 and 0.81% at December 31, 2013.

The Company recorded net loan charge-offs of $175,000 during the fourth quarter of 2014, compared to net loan charge-offs of $1.2 million in the third quarter of 2014 and a net loan recovery of $24,000 in the fourth quarter of 2013. The Company's provision for loan losses for the fourth quarter of 2014 was $516,000, compared to $892,000 for the third quarter of 2014 and $431,000 for the fourth quarter of 2013.

The ratio of allowance for loan losses to total loans was 0.85% at December 31, 2014, compared to 0.82% and 0.98% at September 30, 2014 and December 31, 2013, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.04% at December 31, 2014, compared to 1.01% and 1.12% at September 30, 2014 and December 31, 2013, respectively.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $186.5 million at December 31, 2014, a decrease of $5.9 million, or 3%, from September 30, 2014, and an increase of $27.5 million, or 17%, from December 31, 2013. The increase compared to December 31, 2013 resulted primarily from the addition of securities acquired from Britton & Koontz. At December 31, 2014, the Company had a net unrealized gain position on its investment securities portfolio of $2.0 million, compared to net unrealized gains of $1.4 million and $300,000 at September 30, 2014 and December 31, 2013, respectively. The Company's investment securities portfolio had a modified duration of 3.8 years at September 30, 2014, compared to 4.2 years at December 31, 2013.

Deposits

Total deposits were $993.6 million at December 31, 2014, an increase of $10.2 million, or 1%, from September 30, 2014, and an increase of $252.3 million, or 34%, from December 31, 2013. The acquisition of Britton & Koontz added $216.6 million in deposits. During the fourth quarter of 2014, core deposits (i.e., checking, savings and money market accounts) increased $13.7 million, or 2%, from September 30, 2014, and increased $223.9 million, or 41%, from December 31, 2013. Core deposits acquired from Britton & Koontz totaled $151.9 million.

The following table sets forth the composition of the Company's deposits at the dates indicated.

	December31,	December31,	Increase / (Decrease)
(dollars in thousands)	2014	2013	Amount	Percent
Demand deposit	$267,660	$174,475	$93,185	53%
Savings	81,145	56,694	24,451	43
Money market	219,456	192,303	27,153	14
NOW	204,536	125,391	79,145	63
Certificates of deposit	220,775	192,449	28,326	15
Total deposits	$993,573	$741,312	$252,260	34%

Net Interest Income

Net interest income for the fourth quarter of 2014 totaled $12.9 million, a decrease of $299,000, or 2%, compared to the third quarter of 2014, and an increase of $2.9 million, or 29%, compared to the fourth quarter of 2013. The addition of Britton & Koontz's earning assets accounted for the majority of the increase from fourth quarter 2013 to fourth quarter 2014. The Company's net interest margin was 4.51% for the fourth quarter of 2014, 12 basis points lower than the third quarter of 2014 and nine basis points lower than the fourth quarter of 2013. The decrease in the net interest margin in the fourth quarter of 2014 compared to the fourth quarter of 2013 was primarily the result of the impact of Britton & Koontz's interest-earning assets and interest-bearing liabilities. The decrease in the net interest margin in the fourth quarter of 2014 compared to the third quarter of 2014 was primarily the result of lower loan yields due to less accretion of the discount recorded on acquired loans. The Covered Loan portfolio yielded 14.38% during the fourth quarter of 2014, compared to 16.22% and 13.66% during the third quarter of 2014 and fourth quarter of 2013, respectively.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	December 31, 2014		September 30, 2014		December 31, 2013
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable	$907,902	5.54%	$904,216	5.70%	$685,034	5.73%
Investment securities (TE)	188,119	2.17	187,201	2.20	157,820	2.18
Other interest-earning assets	39,306	0.44	40,094	0.41	23,734	0.47
Total interest-earning assets	1,135,327	4.81	1,131,511	4.93	866,588	4.94

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	504,620	0.22	505,458	0.23	377,419	0.23
Certificates of deposit	222,464	0.74	228,446	0.73	199,392	0.83
Total interest-bearing deposits	727,084	0.38	733,904	0.39	576,811	0.44
Securities sold under repurchase agreements	20,467	0.37	20,643	0.36	-	-
FHLB advances	82,479	0.57	92,324	0.51	65,851	0.61
Total interest-bearing liabilities	$830,030	0.40	$846,871	0.40	$642,662	0.45

Net interest spread (TE)		4.41%		4.53%		4.49%
Net interest margin (TE)		4.51%		4.63%		4.60%

Noninterest Income

Noninterest income for the fourth quarter of 2014 totaled $2.1 million, a decrease of $55,000, or 3%, compared to the third quarter of 2014 and an increase of $309,000, or 17%, compared to the fourth quarter of 2013. The decrease in noninterest income in the fourth quarter of 2014 compared to the third quarter of 2014 resulted primarily from a decrease in service fees and charges (down $43,000).

The increase in noninterest income in the fourth quarter of 2014 compared to the fourth quarter of 2013 resulted primarily from increases in service fees and charges (up $220,000) and bank card fees (up $160,000) due primarily to the Britton & Koontz acquisition and increased customer transactions, which was partially offset by a decrease in the amortization of the FDIC receivable (down $57,000).

Noninterest Expense

Noninterest expense for the fourth quarter of 2014 totaled $10.2 million, an increase of $208,000, or 2%, compared to the third quarter of 2014 and an increase of $1.4 million, or 16%, compared to the fourth quarter of 2013. The increase in noninterest expense in the fourth quarter of 2014 compared to the third quarter of 2014 resulted primarily from higher compensation and benefits (up $308,000) and foreclosed assets (up $132,000) expenses, which were partially offset by lower other expense (down $174,000) and franchise and shares taxes (down $163,000).

The increase in noninterest expense for the fourth quarter of 2014 compared to the fourth quarter of 2013 primarily relates to the Britton & Koontz acquisition.

Non-GAAP Reconciliation

(dollars in thousands)	Fourth Quarter 2014	Fourth Quarter 2013	Year Ended December 31, 2014	Year Ended December 31, 2013

Reported noninterest expense	$10,176	$8,774	$41,772	$33,205
Less: Merger-related expenses	-	(307)	(2,286)	(307)
Non-GAAP noninterest expense	$10,176	$8,467	$39,486	$32,898

Reported net income	$2,809	$1,706	$9,872	$7,294
Add: Merger-related expenses (after tax)	-	200	1,497	203
Non-GAAP net income	$2,809	$1,906	$11,369	$7,497

Diluted EPS	$0.40	$0.25	$1.42	$1.06
Less: Merger-related expenses	-	0.03	0.22	0.03
Non-GAAP EPS	$0.40	$0.28	$1.64	$1.09

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is essential to a proper understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2013, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	December 31,	December 31,	%	September 30,
	2014	2013	Change	2014
Assets
Cash and cash equivalents	$ 29,077,907	$ 32,638,900	(11)%	$ 54,620,690
Interest-bearing deposits in banks	5,526,000	2,940,000	88	5,771,000
Investment securities available for sale, at fair value	174,800,516	149,632,153	17	181,238,080
Investment securities held to maturity	11,705,470	9,404,790	25	11,211,745
Mortgage loans held for sale	4,516,835	1,951,345	132	7,397,081
Loans covered by loss sharing agreements	18,581,589	21,673,808	(14)	18,492,286
Noncovered loans, net of unearned income	890,386,282	685,782,309	30	888,872,055
Total loans	908,967,871	707,456,117	29	907,364,341
Allowance for loan losses	(7,759,500)	(6,918,009)	12	(7,418,243)
Total loans, net of allowance for loan losses	901,208,371	700,538,108	29	899,946,098
FDIC loss sharing receivable	4,588,807	12,698,077	(64)	6,449,226
Office properties and equipment, net	37,964,714	30,702,635	24	38,217,660
Cash surrender value of bank-owned life insurance	19,163,110	17,750,604	8	19,047,294
Accrued interest receivable and other assets	32,862,880	25,984,346	27	35,847,211
Total Assets	$ 1,221,414,610	$ 984,240,958	24	$ 1,259,746,085

Liabilities
Deposits	$ 993,572,593	$ 741,312,416	34%	$ 983,386,883
Securities sold under repurchase agreements	20,370,892	-	-	20,540,654
Federal Home Loan Bank advances	47,500,000	97,000,000	(51)	95,000,875
Accrued interest payable and other liabilities	5,827,369	4,019,013	45	9,699,673
Total Liabilities	1,067,270,854	842,331,429	27	1,108,628,085

Shareholders' Equity
Common stock	90,088	89,585	1%	89,968
Additional paid-in capital	93,332,108	92,192,410	1	93,025,616
Treasury stock	(28,572,891)	(28,011,398)	2	(28,502,198)
Common stock acquired by benefit plans	(5,112,340)	(6,285,327)	(19)	(5,223,134)
Retained earnings	93,101,915	83,729,144	11	90,791,742
Accumulated other comprehensive income	1,304,876	195,115	569	936,006
Total Shareholders' Equity	154,143,756	141,909,529	9	151,118,000
Total Liabilities and Shareholders' Equity	$ 1,221,414,610	$ 984,240,958	24	$ 1,259,746,085

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Year Ended
	December 31,		%	December 31,		%
	2014	2013	Change	2014	2013	Change
Interest Income
Loans, including fees	$ 12,775,683	$ 9,956,749	28%	$ 50,273,076	$ 40,535,633	24%
Investment securities	928,976	782,409	19	3,886,520	3,060,521	27
Other investments and deposits	43,562	28,278	54	162,965	124,355	31
Total interest income	13,748,221	10,767,436	28	54,322,561	43,720,509	24

Interest Expense
Deposits	697,123	633,361	10%	2,742,106	3,043,982	(10)%
Securities sold under repurchase agreements	18,839	-	-	72,986	-	-
Federal Home Loan Bank advances	118,324	100,119	18	468,327	458,926	2
Total interest expense	834,286	733,480	14	3,283,419	3,502,908	(6)
Net interest income	12,913,935	10,033,956	29	51,039,142	40,217,601	27
Provision for loan losses	516,400	431,368	20	2,364,358	3,652,694	(35)
Net interest income after provision for loan losses	12,397,535	9,602,588	29	48,674,784	36,564,907	33

Noninterest Income
Service fees and charges	965,093	745,420	30%	3,746,580	2,729,469	37%
Bank card fees	576,973	416,661	39	2,178,194	1,730,960	26
Gain on sale of loans, net	302,984	264,111	15	1,212,157	1,553,598	(22)
Income from bank-owned life insurance	115,816	112,595	3	458,163	464,170	(1)
Gain on the sale of securities, net	-	-	-	1,826	428,200	(100)
Discount accretion of FDIC loss sharing receivable	40,698	98,016	(59)	246,447	432,929	(43)
Other income	104,471	160,170	(35)	331,411	330,523	0
Total noninterest income	2,106,035	1,796,973	17	8,174,778	7,669,849	7

Noninterest Expense
Compensation and benefits	6,093,923	5,335,859	14%	24,386,501	20,329,834	20%
Occupancy	1,250,883	748,545	67	4,670,318	3,524,567	33
Marketing and advertising	223,661	202,595	10	919,483	766,388	20
Data processing and communication	1,033,923	599,760	72	4,430,519	2,441,796	81
Professional fees	233,853	436,747	(47)	1,159,814	1,060,656	9
Forms, printing and supplies	163,014	100,126	63	662,074	429,888	54
Franchise and shares tax	20,904	(108,765)	119	574,060	710,775	(19)
Regulatory fees	276,236	221,908	25	1,066,999	889,967	20
Foreclosed assets, net	223,660	286,163	(22)	996,633	522,903	91
Other expenses	656,238	951,281	(31)	2,905,191	2,527,922	15
Total noninterest expense	10,176,295	8,774,219	16	41,771,592	33,204,696	26
Income before income tax expense	4,327,275	2,625,342	65	15,077,970	11,030,060	37
Income tax expense	1,518,285	919,693	65	5,206,383	3,736,138	39
Net income	$ 2,808,990	$ 1,705,649	65	$ 9,871,587	$ 7,293,922	35

Earnings per share - basic	$ 0.43	$ 0.26	65%	$ 1.51	$ 1.11	36%
Earnings per share - diluted	$ 0.40	$ 0.25	60	$ 1.42	$ 1.06	34

Cash dividends declared per common share	$ 0.07	$ -		$ 0.07	$ -

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	December 31,		%	Months Ended	%
	2014	2013	Change	September 30, 2014	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 13,749	$10,767	28%	$ 14,068	(2)%
Total interest expense	834	733	14	856	(3)
Net interest income	12,915	10,034	29	13,212	(2)
Provision for loan losses	516	431	20	892	(42)
Total noninterest income	2,106	1,797	17	2,161	(3)
Total noninterest expense	10,177	8,774	16	9,968	2
Income tax expense	1,518	920	65	1,636	(7)
Net income	$ 2,810	$ 1,706	65	$ 2,877	(2)

AVERAGE BALANCE SHEET DATA
Total assets	$ 1,246,033	$ 962,611	29%	$ 1,242,370	0%
Total interest-earning assets	1,135,327	866,589	31	1,131,511	0
Totals loans	907,902	685,034	33	904,216	0
Total interest-bearing deposits	727,084	576,811	26	733,904	(1)
Total interest-bearing liabilities	830,030	642,662	29	846,871	(2)
Total deposits	988,483	752,300	31	979,711	1
Total shareholders' equity	153,438	141,516	8	150,087	2

SELECTED RATIOS (1)
Return on average assets	0.90%	0.71%	27%	0.93%	(3)%
Return on average equity	7.32	4.82	52	7.67	(5)
Efficiency ratio (2)	67.75	74.16	(9)	64.84	5
Average equity to average assets	12.31	14.70	(16)	12.08	2
Tier 1 leverage capital ratio(3)	12.01	14.17	(15)	11.34	6
Total risk-based capital ratio(3)	17.98	21.88	(18)	17.53	3
Net interest margin (4)	4.51	4.60	(2)	4.63	(3)

PER SHARE DATA
Basic earnings per share	$ 0.43	$ 0.26	65%	$ 0.44	(2)%
Diluted earnings per share	0.40	0.25	60	0.41	(2)
Book value at period end	21.64	19.99	8	21.23	2
Tangible book value at period end	21.04	19.72	7	20.57	2

PER SHARE DATA
Shares outstanding at period end	7,123,442	7,099,314	0%	7,114,516	0%
Weighted average shares outstanding
Basic	6,608,832	6,481,679	2%	6,577,378	1%
Diluted	6,985,942	6,800,604	3	6,950,916	1

(1) With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2) The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3) Capital ratios are end of period ratios for the Bank only.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	December 31, 2014			September 30, 2014			December 31, 2013
	Covered	Noncovered	Total	Covered	Noncovered	Total	Covered	Noncovered	Total
(dollars in thousands)
CREDIT QUALITY(1) (2)
Nonaccrual loans	$ 3,277	$ 20,004	$ 23,281	$ 3,432	$ 11,785	$ 15,217	$ 5,081	$ 19,679	$ 24,760
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	3,277	20,004	23,281	3,432	11,785	15,217	5,081	19,679	24,760
Foreclosed assets	1,624	3,590	5,214	2,195	5,151	7,346	3,160	1,406	4,566
Total nonperforming assets	4,901	23,594	28,495	5,627	16,936	22,563	8,241	21,085	29,326
Performing troubled debt restructurings	2	723	725	3	732	735	5	424	429
Total nonperforming assets and troubled
debt restructurings	$ 4,903	$ 24,317	$ 29,220	$ 5,630	$ 17,668	$ 23,298	$ 8,246	$ 21,509	$ 29,755

Nonperforming assets to total assets			2.33%			1.79%			2.98%
Nonperforming loans to total assets			1.91			1.21			2.52
Nonperforming loans to total loans			2.56			1.68			3.50
Allowance for loan losses to nonperforming assets			27.23			32.88			23.59
Allowance for loan losses to nonperforming loans			33.33			48.75			27.94
Allowance for loan losses to total loans			0.85			0.82			0.98

Year-to-date loan charge-offs			$ 1,715			$ 1,434			$ 2,155
Year-to-date loan recoveries			192			86			101
Year-to-date net loan charge-offs			$ 1,523			$ 1,348			$ 2,054
Annualized YTD net loan charge-offs to total loans			0.17%			0.20%			0.29%

(1)  Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.  Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2) Asset quality information includes assets covered under FDIC loss sharing agreements. Such assets covered by FDIC loss sharing agreements are referred to as "Covered" assets.
All other assets are referred to as "Noncovered".

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CONTACT: John W. Bordelon, President and CEO (337) 237-1960